EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-164689, 333-180195, 333-195967) of our report dated September 19, 2016, with respect to the consolidated financial statements of Natural Alternatives International, Inc. included in this Annual Report (Form 10-K) of Natural Alternatives International, Inc. for the year ended June 30, 2016.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

San Diego, California

September 19, 2016